Report of Independent Registered
Public Accounting Firm

To the Shareholders and
Board of Trustees of
Federated U.S. Government
Securities Fund: 1-3 Years

In planning and performing our
audit of the financial statements
of Federated Total U.S. Government
Securities Fund: 1-3 Years
(the "Fund") as of and for the
year ended February 28, 2006, in
accordance with
the standards of the Public Company
Accounting Oversight Board
(United States), we considered its
internal control over financial
reporting, including control activities
for safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Fund's
internal control over financial
reporting.  Accordingly,
we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over
financial reporting.  In fulfilling
this responsibility, estimates
and judgments by management are required to assess the expected benefits and related costs of controls.
A company's internal control
over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial
reporting and the preparation of
financial statements for external
purposes in accordance with generally
accepted accounting principles.
Such internal control includes
policies and procedures that provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a company's assets
that could have a material effect
on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the polices or procedures
may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis.  A significant
deficiency is a control deficiency,
or combination of control deficiencies,
that adversely affects the company's
ability to initiate, authorize,
record, process or report external
financial
data reliably in accordance with
generally accepted accounting
principles such that there is
more than a
remote likelihood that a misstatement
of the company's annual or interim
financial statements that is more
than inconsequential will not be
prevented or detected.  A material
weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will be not prevented or detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under standards
established by the Public
Company Accounting Oversight Board
(United States).  However, we noted
no deficiencies in the Fund's
internal control over financial
reporting and its operation,
including controls for safeguarding
securities,
that we consider to be a material
weakness as defined above as
of February 28, 2006.





This report is intended solely for
the information and use of management
and the Board of Trustees of the
Fund and the Securities and
Exchange Commission and is not
intended to be and should
not be used by
anyone other than these
specified parties.




ERNST & YOUNG LLP


Boston, Massachusetts
April 7, 2006